Exhibit 99.1

The Digital Engagement Company

Bridgeline Digital Announces

$4.0M in Revenue with a 9.4% Increase in Recurring Revenue

for First Quarter of Fiscal 2018

Burlington, Mass., February 14, 2018 - Bridgeline Digital, Inc. (NASDAQ: BLIN), The Digital Engagement Company™, today announced financial results for its fiscal first quarter ended December 31, 2017.

“Bridgeline’s focus on iAPPS and recurring revenue produced nearly 10% year over year growth in this core part of our business,” said Ari Kahn, Bridgeline’s President and Chief Executive Officer. “An important trend that we’ve seen in the B2B space is customized requirements for hosting of software, particularly in light of the General Data Protection Regulation (GDPR), Payment Card Industry (PCI) certification, Service Organization Control (SOC 2) and other compliance requirements for which we expect continued demand for this differentiating capability of our software.”

First Quarter Summary:

●	Revenue for the first quarter of fiscal 2018 was $4.0 million, consistent with the first quarter of fiscal 2017.

●	Recurring revenue increased 9.4% to $1.9 million in the first quarter of fiscal 2018, compared to $1.7 million in the first quarter of fiscal 2017.

●	SaaS revenue increased 7.3% to $1.5 million in the first quarter of fiscal 2018, compared to $1.4 million in the first quarter of fiscal 2017.

●	Services revenue increased 1.7% to $2.1 million in the first quarter of fiscal 2018, compared to $2.0 million in the first quarter of fiscal 2017.

●	Hosting revenue increased 26.2% to $303 thousand in the first quarter of fiscal 2018, compared to $240 thousand in the first quarter of fiscal 2017.

●	Gross margin for the first quarter of fiscal 2018 was 50.7%, compared to 57.5% in the first quarter of fiscal 2017.

●	Operating expenses were reduced by $306 thousand, or 11.5% to $2.4 million in the first quarter of fiscal 2018, from $2.7 million in the first quarter of fiscal 2017.

●	Net loss was $430 thousand in the first quarter of fiscal 2018, compared to a net loss of $408 thousand in the first quarter of fiscal 2017.

●	Adjusted EBITDA decreased to a loss of $94 thousand in the first quarter of fiscal 2018, from $10 thousand in the first quarter of fiscal 2017.

Financial Results

Revenue for the first quarter of fiscal 2018 remained constant at 4.0 million, compared to the first quarter of fiscal 2017. SaaS revenue increased 7.3% to $1.5 million in the first quarter of fiscal 2018, from $1.4 million in the first quarter of fiscal 2017. Services revenue increased 1.7% to $2.1 million in the first quarter of fiscal 2018, from $2.0 million in the first quarter of fiscal 2017. Subscription and perpetual license revenue decreased 6.9% to $1.6 million in the first quarter of fiscal 2018, from $1.7 million in the first quarter of fiscal 2017. Hosting revenue increased 26.2% to $303 thousand in the first quarter of fiscal 2018, compared to $240 thousand in the first quarter of fiscal 2017. License and hosting revenue combined in the first quarter of fiscal 2018 comprised 48.1% of total revenue, compared to 49.2% of total revenue in the first quarter of fiscal 2017.

Gross margin was 50.7% in the first quarter of fiscal 2018, compared to 57.5% in the first quarter of fiscal 2017. Cost of revenue increased by $262 thousand, or 15.5%, to $2.0 million in the first quarter of fiscal 2018, compared to $1.7 million in the first quarter of fiscal 2017.

Operating expenses were reduced by $306 thousand or 11.5% to $2.4 million in the first quarter of fiscal 2018, compared to $2.7 million in the first quarter of fiscal 2017, reflecting management’s ongoing expense control initiatives. Loss from Operations was $343 thousand in the first quarter of fiscal 2018, compared to $365 thousand in the first quarter of fiscal 2017.

Net loss was $430 thousand in the first quarter of fiscal 2018, compared to a net loss of $408 thousand in the first quarter of fiscal 2017.

Adjusted EBITDA decreased by $104 thousand to a loss of $94 thousand in the first quarter of fiscal 2018, compared to $10 thousand in the first quarter of fiscal 2017.

Financial Outlook

For fiscal 2018, the Company expects revenue to be higher than the $16.3 million that was reported for fiscal 2017, and management expects to generate positive Adjusted EBITDA for full year fiscal 2018.

Conference Call Information

Bridgeline Digital will host a conference call to discuss first quarter 2018 results at 4:30 p.m. ET today. To listen to the conference call, please dial (877) 837-3910 within the U.S. or (973) 796-5077 for international callers.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP adjusted net income/ (loss), non-GAAP adjusted earnings/(loss) per diluted share, Adjusted EBITDA and Adjusted EBITDA per diluted share.

Non-GAAP adjusted net income/(loss) and non-GAAP adjusted earnings/(loss) per diluted share are calculated as net income/(loss) or net income/(loss) per share on a diluted basis, excluding, where applicable, amortization of intangible assets, stock-based compensation, restructuring charges, preferred stock dividends and any related tax effects.

Adjusted EBITDA and Adjusted EBITDA per diluted share are defined as earnings before interest, taxes, depreciation and amortization, stock-based compensation charges, restructuring charges, preferred stock dividends and any related tax effects. Bridgeline uses non-GAAP adjusted net income/(loss) and Adjusted EBITDA as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).

Bridgeline’s management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, Bridgeline management presents non-GAAP financial measures in connection with GAAP results. Bridgeline urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which is included in this press release, and not to rely on any single financial measure to evaluate Bridgeline's financial performance.

Our definitions of non-GAAP adjusted net income/(loss) and Adjusted EBITDA may differ from and therefore may not be comparable with similarly titled measures used by other companies, thereby limiting their usefulness as comparative measures. As a result of the limitations that non-GAAP adjusted net income and Adjusted EBITDA have as an analytical tool, investors should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," or similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, the impact of the weakness in the U.S. and international economies on our business, our inability to manage our future growth effectively or profitably, fluctuations in our revenue and quarterly results, our license renewal rate, the impact of competition and our ability to maintain margins or market share, the limited market for our common stock, the volatility of the market price of our common stock, the ability to maintain our listing on the NASDAQ Capital market, the ability to raise capital, the performance of our products, our ability to respond to rapidly evolving technology and customer requirements, our ability to protect our proprietary technology, the security of our software, our dependence on our management team and key personnel, our ability to hire and retain future key personnel, or our ability to maintain an effective system of internal controls as well as other risks described in our filings with the Securities and Exchange Commission. Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. We expressly disclaim any obligation to update any forward-looking statement.

About Bridgeline Digital

Bridgeline Digital, The Digital Engagement Company™, helps customers maximize the performance of their full digital experience – from websites and intranets to online stores and campaigns. Bridgeline’s Unbound (formerly iAPPS®) platform deeply integrates Web Content Management, eCommerce, eMarketing, Social Media management, and Web Analytics to help marketers deliver digital experiences that attract, engage and convert their customers across all channels. Headquartered in Burlington, Mass., Bridgeline has thousands of quality customers that range from small- and medium-sized organizations to Fortune 1000 companies. To learn more, please visit www.bridgeline.com or call (800) 603-9936.

Contact:

Company Contact

Bridgeline Digital, Inc.:

Michael D. Prinn

Chief Financial Officer

781.497.3016

mprinn@bridgeline.com

BRIDGELINE DIGITAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Dollars in thousands, except per share data)

	Three Months Ended
	December 31,
	2017	2016
Reconciliation of GAAP net loss to non-GAAP adjusted net loss:
GAAP net loss	$(505)	$(476)
Amortization of intangible assets	72	71
Stock-based compensation	125	145
Restructuring charges	-	31
Preferred stock dividends	75	68
Non-GAAP adjusted net loss	$(233)	$(161)

Reconciliation of GAAP net loss per share to non-GAAP adjusted net loss per share:
GAAP net loss per share	$(0.12)	$(0.12)
Amortization of intangible assets	0.02	0.02
Stock-based compensation	0.03	0.03
Restructuring charges	-	0.01
Preferred stock dividends	0.02	0.02
Non-GAAP adjusted net loss per share	$(0.05)	$(0.04)

Reconciliation of GAAP net loss to Adjusted EBITDA:
GAAP net loss	$(505)	$(476)
Provision for income tax	1	12
Interest expense, net	86	31
Amortization of intangible assets	72	71
Depreciation	36	89
Restructuring charges	-	31
Other amortization	16	39
Stock-based compensation	125	145
Preferred stock dividends	75	68
Adjusted EBITDA	$(94)	$10

Reconciliation of GAAP net loss per share to Adjusted EBITDA per share:
GAAP net loss per share	$(0.12)	$(0.12)
Provision for income tax	-	-
Interest expense, net	0.02	0.01
Amortization of intangible assets	0.02	0.02
Depreciation	0.01	0.02
Restructuring charges	-	0.01
Other amortization	-	0.01
Stock-based compensation	0.03	0.03
Preferred stock dividends	0.02	0.02
Adjusted EBITDA per share	$(0.02)	$0.00

BRIDGELINE DIGITAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share and per share data)
(Unaudited)

	Three Months Ended
	December 31,
	2017	2016
Revenue:
Digital engagement services	$2,060	$2,026
Subscription and perpetual licenses	1,606	1,725
Managed service hosting	303	240
Total revenue	3,969	3,991

Cost of revenue:
Digital engagement services	1,397	1,128
Subscription and perpetual licenses	480	496
Managed service hosting	80	71
Total cost of revenue	1,957	1,695
Gross profit	2,012	2,296

Operating expenses:
Sales and marketing	1,104	1,294
General and administrative	736	791
Research and development	407	360
Depreciation and amortization	108	185
Restructuring charges	-	31
Total operating expenses	2,355	2,661
Loss from operations	(343)	(365)
Interest and other expense, net	(86)	(31)
Loss before income taxes	(429)	(396)
Income Taxes	1	12
Net loss	$(430)	$(408)
Dividends on convertible preferred stock	(75)	(68)
Net loss applicable to common shareholders	$(505)	$(476)
Net loss per share attributable to common shareholders:
Basic and diluted	$(0.12)	$(0.12)
Number of weighted average shares outstanding:
Basic and diluted	4,200,219	4,011,724

BRIDGELINE DIGITAL, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share and per share data)
(Unaudited)

	December 31,	September 30,
	2017	2017
ASSETS

Current Assets:
Cash and cash equivalents	$1,117	$748
Accounts receivable and unbilled revenues, net	3,208	3,026
Prepaid expenses and other current assets	464	352
Total current assets	4,789	4,126
Property and equipment, net	181	209
Intangible assets, net	191	263
Goodwill	12,641	12,641
Other assets	303	334
Total assets	$18,105	$17,573

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,175	$1,241
Accrued liabilities	980	920
Debt, current	42	-
Deferred revenue	1,380	1,466
Total current liabilities	3,577	3,627
Debt, net of current portion	3,142	2,500
Other long term liabilities	444	172
Total liabilities	7,163	6,299

Commitments and contingencies

Stockholders' equity:
Preferred stock - $0.001 par value; 1,000,000 shares authorized; 250,927 and 243,536 issued and outstanding	-	-
Common stock - $0.001 par value; 50,000,000 shares authorized; 4,200,219 issued and outstanding	4	4
Additional paid-in-capital	66,043	65,869
Accumulated deficit	(54,754)	(54,249)
Accumulated other comprehensive loss	(351)	(350)
Total stockholders' equity	10,942	11,274
Total liabilities and stockholders' equity	$18,105	$17,573